Exhibit 99.2

SETTLEMENT AGREEMENT

     THIS SETTLEMENT AGREEMENT (this “Agreement”) is entered into on this 29th day of October, 2002 by and among Lincoln National Corporation, an Indiana corporation (“LNC”), The Lincoln National Life Insurance Company, an Indiana insurance company (“LNL”), Lincoln National Reinsurance Company (Barbados) Limited, a Barbadian insurance company (“Lincoln Barbados” and, together with LNC and LNL, the “Lincoln Parties”), and Swiss Re Life & Health America Inc., a Connecticut corporation (“Swiss Re”). Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

     WHEREAS, the Lincoln Parties and Swiss Re are parties to that certain Stock and Asset Purchase Agreement, dated as of July 27, 2001 (the “Purchase Agreement”);

     WHEREAS, certain disputes and disagreements have arisen between the Lincoln Parties and Swiss Re and certain of its Affiliates regarding the Purchase Agreement and the transactions contemplated thereby;

     WHEREAS, an action was brought by Swiss Re in the United States District Court Southern District of New York captioned Swiss Re Life & Health America Inc. v. Lincoln National Corporation, et al., Case No. 02 Civ. 3177 (RCC) against the Lincoln Parties, and the Lincoln Parties brought various counterclaims against Swiss Re (such original action and the counterclaims being referred to herein as the “Lawsuit”); and

     WHEREAS, the Lincoln Parties and Swiss Re desire to dismiss the Lawsuit and amend and modify certain provisions of the Purchase Agreement.

     NOW, THEREFORE, in consideration for the mutual covenants and promises contained herein, the parties to this Agreement agree as follows:

     1.     Settlement of Lawsuit and Certain Obligations. In settlement of the Lawsuit and the Lincoln Parties’ obligations under Sections 1.04, 1.05 and 5.20 of the Purchase Agreement, not later than November 5, 2002, LNL shall pay Swiss Re $295,000,000 (the “Settlement Payment”) in cash by wire transfer of immediately available funds to an account designated in writing by Swiss Re. Effective upon Swiss Re’s receipt of the Settlement Payment, each of the Lincoln Parties and Swiss Re shall be relieved of all of its respective obligations and waives all of its respective rights under Sections 1.04, 1.05 and 5.20 of the Purchase Agreement. Not later than the second Business Day after Swiss Re’s receipt of the Settlement Payment, the Lincoln Parties and Swiss Re shall file with the court a stipulation of dismissal of the Lawsuit with prejudice.

     2.     ILX 95 Agreements. In connection with the settlement of the Lawsuit as set forth in Section 1 of this Agreement, with respect to the ILX 95 Agreements (as defined in the last sentence of this Section 2), (a) the Lincoln Parties and Swiss Re acknowledge that neither LNL nor Lincoln Barbados nor any Affiliate of LNL or Lincoln Barbados will transfer to Swiss Re or any Affiliate of Swiss Re investment assets representing any “funds withheld” liability arising out of the ILX 95 Agreements, (b) LNL shall retain the funds withheld investment assets and liability under the ILX 95 Agreements and (c) the ILX 95 Agreements shall continue to apply to the flow of funds and the respective rights of the parties thereunder. The ILX 95 Agreements means (i) the Reinsurance Agreement between LNL, as ceding company, and Lincoln Barbados, as reinsurer, effective as of January 1, 1995, (ii) the Assignment among LNL, Lincoln Barbados and Lincoln Bermuda pursuant to which Lincoln Barbados has assigned all of its rights and obligations under the agreement referred to in clause (i) of this sentence to Lincoln Bermuda, (iii) the Retrocession Agreement between Lincoln Bermuda, as ceding company, and Lincoln Barbados, as retrocessionaire, effective as of December 31, 1999 and (iv) all schedules, amendments, supplements and modifications to any of the agreements referred to in clauses (i), (ii) or (iii) of this sentence.

     3.     Miscellaneous.

(a) Effect of this Agreement. Insofar as this Agreement conflicts with the Purchase Agreement, this Agreement shall control. Except as provided in the immediately preceding sentence the Purchase Agreement shall remain in full force and effect.

(b) Successors and Assigns. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective agents, employees, representatives, officers, directors, subsidiaries, assigns, heirs and successors in interest.

(c) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.

(d) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LINCOLN NATIONAL CORPORATION

By:

Name:
Title:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:

Name:
Title:

LINCOLN NATIONAL REINSURANCE COMPANY (BARBADOS) LIMITED

By:

Name:
Title:

SWISS RE LIFE & HEALTH AMERICA INC.

By:

Name:
Title: